Exhibit 99.1

Moelis & Company Reports Fourth Quarter and Full Year 2022 Financial Results;

Declares Regular Quarterly Dividend of $0.60 Per Share

•
Fourth quarter GAAP revenues of $207.2 million; fourth quarter Adjusted revenues of $202.1 million, down 52% from the prior year period
•
GAAP revenues for full year 2022 were $985.3 million; Adjusted revenues for full year 2022 were $970.2 million, down 38% from the prior year period
•
GAAP net income of $0.28 per share (diluted) for the fourth quarter of 2022 and $2.14 per share (diluted) for the full year; Adjusted net income of $0.33 per share (diluted) for the fourth quarter of 2022 and $2.22 per share (diluted) for the full year
•
Full year 2022 Adjusted pre-tax margin of 22.5%
•
Continued to execute on organic growth strategy:
―
In 2022, we added 25 Managing Directors to our platform; this includes 16 internal promotes and nine external hires
―
In early 2023, we promoted eight advisory professionals to Managing Director and announced four external hires
•
Fortress balance sheet with cash and short term investments of $412.6 million and no debt or goodwill
―
Declared quarterly dividend of $0.60 per share
―
With respect to the 2022 performance year, we will have returned approximately $315.6 million of capital to shareholders through dividends and share repurchases

NEW YORK, February 8, 2023 – Moelis & Company (NYSE: MC) today reported financial results for the fourth quarter and full year ended December 31, 2022. The Firm's fourth quarter GAAP revenues were $207.2 million as compared with $425.0 million in the prior year period. On an Adjusted basis, the Firm’s fourth quarter revenues of $202.1 million decreased 52% from the prior year period. The Firm reported fourth quarter 2022 GAAP net income of $22.7 million, or $0.28 per share (diluted). On an Adjusted basis, the Firm reported net income of $25.2 million or $0.33 per share (diluted) for the fourth quarter of 2022, which compares with net income of $109.4 million or $1.42 per share (diluted) in the prior year period.

The Firm's full year 2022 GAAP revenues were $985.3 million. Full year 2022 Adjusted revenues were $970.2 million and represented a decrease of 38% from the prior year. GAAP net income for the year was $168.7 million, or $2.14 per share (diluted), as compared with $423.0 million, or $5.34 per share (diluted), in the prior year. On an Adjusted basis, the Firm reported net income of $169.4 million, or $2.22 per share (diluted), as compared with $410.3 million, or $5.40 per share (diluted), in the prior year. GAAP and Adjusted net income in full year 2022 include net tax benefits of approximately $0.12 per share related to the settlement of share-based awards.

"I am cautious about the short-term deal environment, but our strong balance sheet and talented bankers make me optimistic about our competitive position and ability to execute for all stakeholders," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s fourth quarter and full year operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands except per share data)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Revenues	$207,183	$425,017	-51%	$202,136	$417,277	-52%
Income (loss) before income taxes	32,301	157,128	-79%	34,165	156,455	-78%
Provision (benefit) for income taxes	9,629	43,614	-78%	8,918	47,101	-81%
Net income (loss)	22,672	113,514	-80%	25,247	109,354	-77%

Net income (loss) attributable to noncontrolling interests	2,617	14,466	-82%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$20,055	$99,048	-80%	$25,247	$109,354	-77%
Diluted earnings (loss) per share	$0.28	$1.41	-80%	$0.33	$1.42	-77%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands except per share data)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Revenues	$985,297	$1,540,611	-36%	$970,195	$1,557,997	-38%
Income (loss) before income taxes	216,320	536,313	-60%	218,184	534,959	-59%
Provision (benefit) for income taxes	47,638	113,335	-58%	48,776	124,705	-61%
Net income (loss)	168,682	422,978	-60%	169,408	410,254	-59%

Net income (loss) attributable to noncontrolling interests	18,337	57,765	-68%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$150,345	$365,213	-59%	$169,408	$410,254	-59%
Diluted earnings (loss) per share	$2.14	$5.34	-60%	$2.22	$5.40	-59%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned GAAP revenues of $207.2 million in the fourth quarter of 2022, as compared with $425.0 million in the prior year period. On an Adjusted basis, we earned revenues of $202.1 million in the fourth quarter of 2022, as compared with $417.3 million in the fourth quarter of 2021, representing a decrease of 52%. The decrease in quarterly revenues was primarily driven by a decrease in average fees earned per completed transaction, as compared with the prior year period.

For the year ended December 31, 2022, we earned GAAP revenues of $985.3 million, as compared with $1,540.6 million in the prior year. On an Adjusted basis, we earned revenues of $970.2 million, as compared with a record $1,558.0 million in prior year, or a decrease of 38%. This compares with a 24%1 decrease in the number of global completed M&A transactions in the same period. The decrease in full year revenues was primarily driven by fewer transaction completions and a decrease in average fees earned per completed transaction, as compared with the prior year.

We continue to invest in talent, hiring four new Managing Directors since our last earnings release. These new senior additions focus on M&A, Media, Private Funds Advisory, and Capital Markets.

1 Source: Refinitiv as of January 9, 2023; includes all globally completed transactions greater than $100mm

Additionally, in early 2023, we promoted eight advisory professionals to Managing Director: Tuti Bodin (Europe/FinTech & Financial Institutions), Paul Greenfield (U.S./Chemicals), Ali Hassen (Europe/Energy), Michael McKeever (U.S./Private Equity Solutions), Francois Saint-Lo (Europe/Life Sciences), Sebastian Schmitz (Europe/Regional Coverage - Germany), Olena Sokolowska (Europe/FinTech & Data), and Kartik Sudeep (U.S./FinTech and Financial Software).

As of the date of this release, we have 151 advisory Managing Directors on our platform, and we continue to identify bankers who will excel on our global, collaborative platform.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Expenses:
Compensation and benefits	$141,029	$235,803	-40%	$134,997	$234,474	-42%
% of revenues	68.1%	55.5%		66.8%	56.2%
Non-compensation expenses	$36,729	$36,106	2%	$36,729	$36,106	2%
% of revenues	17.7%	8.5%		18.2%	8.7%
Total operating expenses	$177,758	$271,909	-35%	$171,726	$270,580	-37%
% of revenues	85.8%	64.0%		85.0%	64.8%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Expenses:
Compensation and benefits	$618,195	$913,909	-32%	$611,219	$910,922	-33%
% of revenues	62.7%	59.3%		63.0%	58.5%
Non-compensation expenses	$151,002	$130,785	15%	$151,002	$130,785	15%
% of revenues	15.3%	8.5%		15.6%	8.4%
Total operating expenses	$769,197	$1,044,694	-26%	$762,221	$1,041,707	-27%
% of revenues	78.1%	67.8%		78.6%	66.9%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $177.8 million for the fourth quarter and $769.2 million for the full year. On an Adjusted basis, operating expenses were $171.7 million for the fourth quarter, as compared with $270.6 million in the prior year period, and $762.2 million for the full year as compared with $1,041.7 million in the prior year. The decrease in operating expenses for both current year periods was primarily associated with lower compensation and benefits expenses as a result of lower revenues earned, partially offset by an increase in non-compensation expenses in both current year periods.

Compensation and benefits expenses on a GAAP basis were $141.0 million in the fourth quarter and $618.2 million in the year ended December 31, 2022. Adjusted compensation and benefits expenses were $135.0 million in the fourth quarter and $611.2 million in the full year ended December 31, 2022. This compares with Adjusted compensation and benefits expenses of $234.5 million in the fourth quarter and $910.9 million in full year 2021. The decrease in Adjusted compensation and benefits expenses in both current year periods is attributable to a lower bonus expense accrual in 2022, associated with lower revenues earned as compared with the prior year.

Non-compensation expenses on a GAAP and Adjusted basis were $36.7 million for the fourth quarter of 2022 as compared with $36.1 million for the prior year period. For the full year ended December 31, 2022, GAAP and Adjusted non-compensation expenses were $151.0 million as compared with $130.8 million in the prior year. The increase in non-compensation expenses is primarily attributed to increased client travel.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Other income (expenses)	$2,876	$4,020	-28%	$3,755	$9,758	-62%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Other income (expenses)	$220	$40,396	-99%	$10,210	$18,669	-45%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income on a GAAP basis was $2.9 million for the fourth quarter of 2022, as compared with $4.0 million in the prior year period. On an Adjusted basis, other income for the fourth quarter of 2022 was $3.8 million, as compared with $9.8 million in the prior year period. In the fourth quarter of 2022, we recorded gains of $6.0 million related to the enforcement of non-compete provisions, offset by the unrealized losses of $5.0 million from the mark-to-market impact on certain shares held. The gains of $6.0 million related to the non-compete provisions were reclassified to Adjusted compensation and benefits, whereas the economics of the $5.0 million in unrealized losses are included within Adjusted revenues. These adjustments did not impact our GAAP or Adjusted earnings per share.

For the fiscal year ended December 31, 2022, other income on a GAAP basis was $0.2 million as compared with $40.4 million in the prior year period. On an Adjusted basis, other income for the fiscal year ended December 31, 2022 was $10.2 million as compared with $18.7 million in the prior year period. For fiscal year 2022, we recorded unrealized losses of $15.1 million from the mark-to-market impact on certain shares held, offset by recorded gains of $7.0 million related to the enforcement of non-compete provisions. The economics of the $15.1 million in losses are included within Adjusted revenues whereas the $7.0 million in gains are recorded within Adjusted compensation and benefits. These adjustments did not impact our GAAP or Adjusted earnings per share.

Further information regarding the adjustments made in the three months and years ended December 31, 2021 and 2022 can be found in the Appendix.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of income is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the non-controlling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s fourth quarter and full year 2022 operating results were taxed at our corporate effective tax rate of 26.1% and 22.4%, respectively, after taking into account the excess tax benefit of approximately $9.5 million related to the delivery of equity-based compensation for the year. Without the tax benefit of equity-based compensation, our effective corporate tax rate for the quarter and full year is 24.5% and 26.7%, respectively.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of December 31, 2022, we held cash and liquid investments of $412.6 million and had no debt or goodwill on our balance sheet.

We remain committed to returning 100% of our excess capital to shareholders. The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.60 per share. The $0.60 per share will be paid on March 28, 2023 to common stockholders of record on February 21, 2023. In addition, during fiscal year 2022, we repurchased approximately 3.2 million shares of our common stock for a total cost of $147.5 million. In total, for the 2022 performance year, we will have returned approximately $315.6 million in capital to shareholders through dividends and share repurchases.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, February 8, 2023, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our fourth quarter and full year 2022 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-844-200-6205 (domestic) or 1-929-526-1599 (international) and using access code 478354. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-866-813-9403 (domestic) or + 44 204-525-0658 (international); the conference number is 606717.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters. The Firm serves its clients from 21 locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited due to the enforcement of non-compete provisions. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses are useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Alyssa Castelli
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3802
m: +1 917 526 2340	m: +1 929 969 2918
matthew.tsukroff@moelis.com	alyssa.castelli@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Revenues	$207,183	$425,017	$985,297	$1,540,611

Expenses
Compensation and benefits	141,029	235,803	618,195	913,909
Occupancy	6,144	6,307	24,243	26,533
Professional fees	5,038	5,254	20,971	21,826
Communication, technology and information services	10,452	9,359	39,310	35,373
Travel and related expenses	8,018	6,450	32,416	15,399
Depreciation and amortization	2,177	2,209	7,975	7,242
Other expenses	4,900	6,527	26,087	24,412
Total Expenses	177,758	271,909	769,197	1,044,694

Operating income (loss)	29,425	153,108	216,100	495,917
Other income (expenses)	2,876	4,020	220	40,396
Income (loss) before income taxes	32,301	157,128	216,320	536,313
Provision (benefit) for income taxes	9,629	43,614	47,638	113,335
Net income (loss)	22,672	113,514	168,682	422,978

Net income (loss) attributable to noncontrolling interests	2,617	14,466	18,337	57,765
Net income (loss) attributable to Moelis & Company	$20,055	$99,048	$150,345	$365,213

Weighted-average shares of Class A common stock outstanding
Basic	65,874,665	64,316,021	65,766,439	63,125,497
Diluted	70,414,247	70,258,779	70,320,182	68,435,579
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.30	$1.54	$2.29	$5.79
Diluted	$0.28	$1.41	$2.14	$5.34

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended December 31, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$207,183	$(5,047)	(a)	$202,136

Compensation and benefits	141,029	(6,032)	(b)	134,997
Other income (expenses)	2,876	879	(a)(b)(c)(d)	3,755

Income (loss) before income taxes	32,301	1,864		34,165
Provision (benefit) for income taxes	9,629	(711)	(c)(e)	8,918
Net income (loss)	22,672	2,575		25,247

Net income (loss) attributable to noncontrolling interests	2,617	(2,617)	(f)	—
Net income (loss) attributable to Moelis & Company	$20,055	$5,192		$25,247

Weighted-average shares of Class A common stock outstanding
Basic	65,874,665	5,888,027	(f)	71,762,692
Diluted	70,414,247	5,888,027	(f)	76,302,274
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.30			$0.35
Diluted	$0.28			$0.33

(a)

Reflects a reclassification of $5.0 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $6.0 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)	Adjustments to TRA liability and associated costs are made to other income (expenses) for GAAP purposes. Such amounts are reclassified to the provision for income taxes line.
(d)	Reflects an adjustment of $1.0 million in realized losses related to the wind-up of certain Atlas Crest Entities.
(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our adjusted effective tax rate for the period presented is 26.1%. Our adjusted tax provision includes an expense related to the adjustment to the tax benefit on the settlement of share-based awards of $0.5 million; excluding such discrete adjustment, our effective tax rate for the period presented would have been 24.5%. In addition, our adjusted tax provision excludes any benefits or costs relating to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges and offerings; such adjustment for this period was a net expense of $2.4 million, which is not included in the adjusted corporate effective tax rate for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Three Months Ended December 31, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$425,017	$(7,740)	(a)	$417,277

Compensation and benefits	235,803	(1,329)	(b)	234,474
Other income (expenses)	4,020	5,738	(a)(b)(c)(d)	9,758

Income (loss) before income taxes	157,128	(673)		156,455
Provision (benefit) for income taxes	43,614	3,487	(c)(d)	47,101
Net income (loss)	113,514	(4,160)		109,354

Net income (loss) attributable to noncontrolling interests	14,466	(14,466)	(e)	—
Net income (loss) attributable to Moelis & Company	$99,048	$10,306		$109,354

Weighted-average shares of Class A common stock outstanding
Basic	64,316,021	6,735,973	(e)	71,051,994
Diluted	70,258,779	6,735,973	(e)	76,994,752
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.54			$1.54
Diluted	$1.41			$1.42

(a)

Reflects a reclassification of $7.7 million of other expenses to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $1.3 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our adjusted effective tax rate for the period presented is 30.1%. Our adjusted tax provision and effective tax rate exclude any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net economic benefit of $0.7 million which is not included in the adjusted corporate effective tax rate for the period presented.

(d)

Adjustments to TRA liability and associated costs are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Year Ended December 31, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$985,297	$(15,102)	(a)	$970,195

Compensation and benefits	618,195	(6,976)	(b)	611,219
Other income (expenses)	220	9,990	(a)(b)(c)(d)	10,210

Income (loss) before income taxes	216,320	1,864		218,184
Provision (benefit) for income taxes	47,638	1,138	(c)(e)	48,776
Net income (loss)	168,682	726		169,408

Net income (loss) attributable to noncontrolling interests	18,337	(18,337)	(f)	—
Net income (loss) attributable to Moelis & Company	$150,345	$19,063		$169,408

Weighted-average shares of Class A common stock outstanding
Basic	65,766,439	6,041,284	(f)	71,807,723
Diluted	70,320,182	6,041,284	(f)	76,361,466
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$2.29			$2.36
Diluted	$2.14			$2.22

(a)

Reflects a reclassification of $15.1 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $7.0 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)	Adjustments to TRA liability and associated costs are made to other income (expenses) for GAAP purposes. Such amounts are reclassified to the provision for income taxes line.
(d)	Reflects an adjustment of $1.0 million in realized losses related to the wind-up of certain Atlas Crest Entities.
(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our adjusted effective tax rate for the period presented is 22.4%. Our adjusted tax provision includes a tax benefit related to the settlement of share-based awards of $9.5 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 26.7%. In addition, our adjusted tax provision excludes any benefits or costs relating to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges and offerings; such adjustment for this period was a net expense of $2.4 million, which is not included in the adjusted corporate effective tax rate for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Year Ended December 31, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$1,540,611	$17,386	(a)(b)	$1,557,997

Compensation and benefits	913,909	(2,987)	(c)	910,922
Other income (expenses)	40,396	(21,727)	(a)(b)(c)(d)	18,669

Income (loss) before income taxes	536,313	(1,354)		534,959
Provision (benefit) for income taxes	113,335	11,370	(d)(e)	124,705
Net income (loss)	422,978	(12,724)		410,254

Net income (loss) attributable to noncontrolling interests	57,765	(57,765)	(f)	—
Net income (loss) attributable to Moelis & Company	$365,213	$45,041		$410,254

Weighted-average shares of Class A common stock outstanding
Basic	63,125,497	7,605,285	(f)	70,730,782
Diluted	68,435,579	7,605,285	(f)	76,040,864
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$5.79			$5.80
Diluted	$5.34			$5.40

(a)	Reflects a reclassification of $20.2 million of other income to revenues related to a gain associated with the Firm's sale of 6.0 million shares of MA Financial Group Limited.
(b)

Reflects a reclassification of $2.8 million of other expenses to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(c)	Reflects a reclassification of $3.0 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(d)

Adjustments to TRA liability and associated costs are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.

(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $20.3 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 27.1%. Our adjusted tax provision and effective tax rate exclude any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net economic benefit of $1.4 million which is not included in the adjusted corporate effective tax rate for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.